                                                                    Exhibit 23.6

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this registration statement on Form S-4 of our report dated December 19, 2003, on our audits of the consolidated financial statements of Professional Security Bureau, Ltd. as of September 25, 2003 and
September 26, 2002, and for each of the three years in the period ended
September 25, 2003. We also consent to the reference to our firm under the caption "Experts."

                                       /s/ J.H. Cohn LLP

Roseland, New Jersey
September 14, 2004